SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNION BANKSHARES, INC.
VERMONT (State of Incorporation or Organization)	03-0283552 (IRS Employer Identification No.)

206 Main Street, P.O. Box 667, Morrisville, VT 05661-0667
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $2.00 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    [   ]

Securities Act registration statement file number to which this form relates:    None

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.  Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference the description of the shares of Common Stock of the Registrant appearing under the caption DESCRIPTION OF UNION'S COMMON STOCK, in the Registrant's Current Report on form 8-K/12g-3, filed with the Securities and Exchange Commission on December 10, 1999.

Item 2.  Exhibits.

The following documents are filed as part of this Registration Statement: Omitted pursuant to Instructions as to Exhibits.

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement on its behalf by the undersigned thereto duly authorized.
UNION BANKSHARES INC. (Registrant)
By:	/s/ Kenneth D. Gibbons Kenneth D. Gibbons, President and CEO

Dated:  July 10, 2000